Exhibit 10.(p)

CUMMINS INC.

2012 OMNIBUS INCENTIVE PLAN

STOCK OPTION AWARD AGREEMENT

Dear                             :

You have been granted an option (this “Option”) to purchase shares of the common stock, par value $2.50 per share (the “Common Stock”), of Cummins Inc. (the “Company”) pursuant to the Company’s 2012 Omnibus Incentive Plan (the “Plan”) and this Stock Option Award Agreement (this “Option Agreement”). This Option is granted under and governed by the terms and conditions of the Plan and this Option Agreement.  Capitalized terms used but not defined in this Option Agreement shall have the meaning set forth in the Plan.

Grant Date:	, 2012

Type of Option:	☐ Incentive Stock Option ☒ Nonqualified Stock Option

Number of Option Shares:

Exercise Price per Share:	$ .

Term:

This Option shall expire on the tenth anniversary of the Grant Date (the “Expiration Date”), unless terminated earlier pursuant to the terms of this Option Agreement or the Plan. Upon termination or expiration of this Option, all your rights hereunder shall cease.

Vesting:

This Option will vest on the second anniversary of the Grant Date, provided that you are continuously employed with or in the service of the Company or its Affiliates through such anniversary date.

If your employment or service with the Company and its Affiliates terminates by reason of your death, your Disability (defined as eligibility for benefits under the Company’s Long Term Disability Plan) or your Retirement, this Option will become fully vested on the date of such termination.

Termination of Employment:

The following conditions apply in the event that your employment or service with the Company and its Affiliates is terminated prior to the Expiration Date of this Option. In no event, however, will the time periods described herein extend the term of this Option beyond its Expiration Date or beyond the date this Option is otherwise cancelled or terminates pursuant to the provisions of the Plan.

a.              Termination As a Result of Death. If your employment or service terminates by reason of your death (at a time when you could not have been terminated for Cause), then your estate or your beneficiary, or such other person or persons as may acquire your rights under this Option by will or by the laws of descent and distribution, may exercise this Option until the first anniversary of such termination of employment or service (or until such longer or shorter period as the Administrator may in its sole discretion determine).

b.              Termination As a Result of Retirement or Disability. If your employment or service terminates by reason of your Retirement or Disability (at a time when you could not have been terminated for Cause), then you may exercise this Option until the fifth anniversary of such termination of employment or service (or until such longer or shorter period as the Administrator may in its sole discretion determine).

c.               Termination Other than As a Result of Death, Retirement or Disability. If your employment or service terminates other than by reason of your death, Disability or Retirement, then this Option shall automatically terminate immediately on the date of such termination.

d.              Determination of Cause After Termination. Notwithstanding the foregoing, if after your employment or service terminates the Company determines that it could have terminated you for Cause had all relevant facts been known at the time of your termination, then the Company may terminate this Option immediately upon such determination, and you will be prohibited from exercising this Option thereafter. In such event, you will be notified of the termination of this Option.

If the date this Option terminates as specified above (other than as a result of a termination for Cause) falls on a day on which the stock market is not open for trading or on a date on which you are prohibited by Company policy (such as an insider trading policy) from exercising the Option, the termination date shall be automatically extended to the first available trading day following the original termination date, but not beyond the Expiration Date.

Manner of Exercise:

You may exercise this Option only if it has not been forfeited or has not otherwise expired, and only to the extent this Option has vested. To exercise this Option, you must comply with such exercise and notice procedures as the Administrator may establish from time to time. A properly completed notice of stock option exercise (or such other notice as is prescribed) will become effective upon receipt of the notice and any required payment by the Company (or its designee); provided that the Company may suspend exercise of the Option pending its determination of whether your employment will be or could have been terminated for Cause and if such a determination is made, your notice of stock option exercise (or such other notice as is prescribed) will automatically be rescinded.

If, following your death, your beneficiary or heir, or such other person or persons as may acquire your rights under this Option by will or by the laws of descent and distribution, wishes to exercise this Option, such person must contact the Company and prove to the Company’s satisfaction that such person has the right and is entitled to exercise this Option.

Your ability to exercise this Option, or the manner of exercise or payment of withholding taxes, may be restricted by the Company if required by applicable law or by the Company’s trading policies as in effect from time to time.

Restrictions on Resale

By accepting this Option, you agree not to sell any shares of Common Stock acquired under this Option at a time when applicable laws, Company policies or an agreement between the Company and its underwriters prohibit a sale.

Transferability:

You may not transfer or assign this Option for any reason, other than by will or the laws of descent and distribution, or to a spouse or lineal descendant (a “Family Member”), a trust for the exclusive benefit of Family Members or a partnership or other entity in which all the beneficial owners are Family Members, or as otherwise set forth in the Plan. Any attempted transfer or assignment of this Option, other than as set forth in the preceding sentence or the Plan, will be null and void.

Market Stand-Off:

In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act of 1933, as amended (the “Securities Act”), you agree that you shall not directly or indirectly sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer or agree to engage in any of the foregoing transactions with respect to, any Shares acquired under this Option without the prior written consent of the Company and the Company’s underwriters. Such restriction shall be in effect for such period of time following the date of the final prospectus for the offering as may be requested by the Company or such underwriters. In no event, however, shall such period exceed one hundred eighty (180) days.

Recoupment; Rescission of Exercise

If the Committee determines that recoupment of incentive compensation paid to you pursuant to this Option is required under any law or any recoupment policy of the Company, then this Option will terminate immediately on the date of such determination to the extent required by such law or recoupment policy, any prior exercise of this Option may be deemed to be rescinded, and the Committee may recoup any such incentive compensation in accordance with such recoupment policy or as required by law. The Company shall have the right to offset against any other amounts due from the Company to you the amount owed by you hereunder and any exercise price and withholding amount tendered by you with respect to any such incentive compensation.

Restrictions on Exercise, Issuance and Transfer of	a. General. No individual may exercise this Option, and no shares of Common Stock subject to this Option will be issued, unless and until

Shares:

the Company has determined to its satisfaction that such exercise and issuance will comply with all applicable federal and state securities laws, rules and regulations of the Securities and Exchange Commission, rules of any stock exchange on which shares of Common Stock of the Company may then be traded, or any other applicable laws. In addition, if required by underwriters for the Company, you agree to enter into a lock-up agreement with respect to any shares of Common Stock acquired or to be acquired under this Option.

b.              Securities Laws. You acknowledge that you are acquiring this Option, and the right to purchase the shares of Common Stock subject to this Option, for investment purposes only and not with a view toward resale or other distribution thereof to the public which would be in violation of the Securities Act. You agree and acknowledge with respect to any shares of Common Stock that have not been registered under the Securities Act, that: (i) you will not sell or otherwise dispose of such shares of Common Stock, except as permitted pursuant to a registration statement declared effective under the Securities Act and qualified under any applicable state securities laws, or in a transaction which in the opinion of counsel for the Company is exempt from such required registration, and (ii) that a legend containing a statement to such effect will be placed on the certificates evidencing such shares of Common Stock. Further, as additional conditions to the issuance of the shares of Common Stock subject to this Option, you agree (with such agreement being binding upon any of your beneficiaries, heirs, legatees and/or legal representatives) to do the following prior to any issuance of such shares of Common Stock: (i) to execute and deliver to the Company such investment representations and warranties as are required by the Company; (ii) to enter into a restrictive stock transfer agreement if required by the Board; and (iii) to take or refrain from taking such other actions as counsel for the Company may deem necessary or appropriate for compliance with the Securities Act, and any other applicable federal or state securities laws, regardless of whether the shares of Common Stock have at that time been registered under the Securities Act, or otherwise qualified under any applicable state securities laws.

Miscellaneous:

•                       This Option Agreement may be amended only by written consent signed by both you and the Company, unless the amendment is not to your detriment or the amendment is otherwise permitted without your consent by the Plan.

•                       The failure of the Company to enforce any provision of this Option Agreement at any time shall in no way constitute a waiver of such provision or of any other provision hereof.

•                       You will have none of the rights of a shareholder of the Company with respect to this Option until Shares are transferred to you upon exercise of the Option.

•                       In the event any provision of this Option Agreement is held illegal or invalid for any reason, such illegality or invalidity shall not affect the legality or validity of the remaining provisions of this Option Agreement, and this Option Agreement shall be construed and enforced as if the illegal or invalid provision had not been included in this Option Agreement.

•                       As a condition to the grant of this Option, you agree (with such agreement being binding upon your legal representatives, guardians, legatees or beneficiaries) that this Option Agreement shall be interpreted by the Committee and that any interpretation by the Committee of the terms of this Option Agreement or the Plan, and any determination made by the Committee pursuant to this Option Agreement or the Plan, shall be final, binding and conclusive.

•                       This Option Agreement may be executed in counterparts.

BY SIGNING BELOW AND AGREEING TO THIS STOCK OPTION AWARD AGREEMENT, YOU AGREE TO ALL OF THE TERMS AND CONDITIONS DESCRIBED HEREIN AND IN THE PLAN.  YOU ALSO ACKNOWLEDGE HAVING READ THIS AGREEMENT AND THE PLAN.

Authorized Officer	Optionee